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                                                             Exhibit 23.4

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                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis, MO  63101
                                                 Telephone (314) 206 8500

                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 33-46846 and No. 333-71309) of our report dated February 5, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 5, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated August 23, 2002 relating to the financial statements, which appears in the Annual Report of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries) on Form 11-K for the year ended March 31, 2002.

/s/PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri
September 27, 2002